Exhibit 5.1

The Atlantic Building

950 F Street, NW

Washington, DC 20004-1404

202-239-3300

Fax: 202-654-4902

www.alston.com

May 23, 2014

Comstock Holding Companies, Inc.

1886 Metro Center Drive, 4th Floor

Reston, Virginia 20190

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Comstock Holding Companies, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) being filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

This opinion letter is being furnished pursuant to Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K under the Securities Act.

The Registration Statement relates to the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of the following securities: (i) shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company; (ii) shares of preferred stock, par value $0.01 per share (the “Preferred Stock”), of the Company; (iii) the Company’s senior debt securities (the “Senior Debt Securities”); (iv) the Company’s subordinated debt securities (the “Subordinated Debt Securities” and together with the Senior Debt Securities, the “Debt Securities”); and (v) warrants to purchase any of the securities described in clauses (i) to (iv) (collectively, the “Warrants”).

Each series of the Senior Debt Securities will be evidenced by a note in the form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated into the Registration Statement by reference (the “Senior Note”) and pursuant to a separate indenture (as amended or supplemented from time to time, the “Senior Indenture”) relating to the Senior Debt Securities between the Company and a trustee (the “Trustee”) to be entered into at or before the time of such offering. Each series of the Subordinated Debt Securities will be evidenced by a note in the form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act and incorporated into the Registration Statement by reference (the “Subordinated Note”) and pursuant to a separate indenture (as amended or supplemented from time to time, the “Subordinated Indenture”) relating to the Subordinated Debt Securities between the Company and the Trustee to be entered into at or before the time of such offering. Each of the Senior Indenture and the Subordinated Indenture (together, the “Indentures”) will be subject to and governed by the Trust Indenture Act of 1939, as amended.

Atlanta • Brussels • Charlotte • Dallas • Los Angeles • New York • Research Triangle • Silicon Valley • Washington, D.C.

Comstock Holding Companies, Inc.

May 23, 2014

Each Warrant will be issued pursuant to a warrant agreement substantially in the form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act and incorporated into the Registration Statement by reference (the “Warrant Agreement”).

We have examined the Amended and Restated Certificate of Incorporation of the Company, as amended, the Amended and Restated Bylaws of the Company, records of proceedings of the Board of Directors of the Company or a duly authorized committee thereof (the “Board of Directors”), the proposed form of Senior Indenture, the proposed form of Subordinated Indenture and the Registration Statement. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinions set forth herein. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as original documents and the conformity to original documents of those documents submitted to us as certified, conformed, facsimile, electronic or photostatic copies.

As to certain factual matters relevant to this opinion letter, we have relied conclusively upon originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, documents and instruments, including certificates or comparable documents of officers of the Company and of public officials, as we have deemed appropriate as a basis for the opinions hereinafter set forth. Except to the extent expressly set forth herein, we have made no independent investigations with regard to matters of fact, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, it is our opinion that:

1. When, as and if (a) the terms of the issuance and sale of the Common Stock have been duly authorized and approved by all necessary action of the Board of Directors, so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (b) certificates for the shares of Common Stock have been duly executed, issued and delivered or uncertificated shares of Common Stock have been duly issued and delivered, as the case may be, as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement, Debt Security or Indenture or Warrant or Warrant Agreement relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors (provided that the consideration paid therefor is not less than the par value thereof), such Common Stock will be validly issued, fully paid and non-assessable.

Comstock Holding Companies, Inc.

May 23, 2014

2. When, as and if (a) the terms of the Preferred Stock and of its issuance and sale have been duly established in conformity with the Company’s Amended and Restated Certificate of Incorporation, as amended, and duly authorized and approved by all necessary action of the Board of Directors, so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (b) a certificate of designations fixing and determining the terms of the Preferred Stock has been duly filed with the Secretary of State of the State of Delaware and (c) certificates for the shares of the Preferred Stock have been duly executed, issued and delivered or uncertificated shares of Preferred Stock have been duly issued and delivered, as the case may be, as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement, Debt Security or Indenture or Warrant or Warrant Agreement relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors (provided that the consideration paid therefor is not less than the par value thereof), such Preferred Stock will be validly issued, fully paid and non-assessable.

3. When, as and if (a) the terms of the Senior Debt Securities and their issuance and sale have been duly authorized and approved by all necessary action of the Board of Directors, (b) the terms of the Senior Debt Securities have been duly established in accordance with the Senior Indenture and so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (c) the Senior Debt Securities have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the Senior Indenture and any underwriting agreement or Warrant or Warrant Agreement relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Senior Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4. When, as and if (a) the terms of the Subordinated Debt Securities and their issuance and sale have been duly authorized and approved by all necessary action of the Board of Directors, (b) the terms of the Subordinated Debt Securities have been duly established in accordance with the Subordinated Indenture and so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (c) the Subordinated Debt Securities have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the Subordinated Indenture and any underwriting agreement or Warrant or Warrant Agreement relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Subordinated Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Comstock Holding Companies, Inc.

May 23, 2014

5. When, as and if (a) the terms, and the execution and delivery, of the Warrants and any Warrant Agreement and the terms of the issuance and sale of the Warrants and related matters have been duly authorized and approved by all necessary action of the Board of Directors, (b) the Warrant Agreement has been duly executed and delivered by the Company and a warrant agent that has been duly appointed by the Company, (c) the terms of the Warrants have been established in accordance with the applicable Warrant Agreement so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (d) the Warrants or certificates representing the Warrants have been duly executed, authenticated, if required, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the terms of any Warrant Agreement and underwriting agreement relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinions set forth above are limited to (i) the General Corporation Law of the State of Delaware, applicable provisions of the Constitution of the State of Delaware and reported judicial decisions interpreting such General Corporation Law and Constitution, (ii) the laws of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws and (iii) the federal laws of the United States of America to the extent referred to specifically herein. We do not express any opinion herein concerning any other laws. We are not engaged in the practice in the State of Delaware; however, we are generally familiar with the Delaware General Corporation Law as currently in effect and have made such inquiries as we consider necessary to render the opinions contained herein. This opinion letter is limited to the laws of the United States of America and, to the limited extent set forth above, the State of Delaware and the State of New York and the facts as they currently exist. We assume no obligation to revise or supplement this opinion letter in the event of future changes in such laws or the interpretations thereof or such facts. We express no opinion regarding the Securities Act or any other federal or state laws or regulations. In addition, we have assumed that any samples of documents submitted to us will be executed without any alterations made thereto.

The opinions set forth in paragraphs 3, 4 and 5 above are each subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors generally, including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers and (ii) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law. We express no opinion regarding the effectiveness of (A) any waiver of stay, extension or usury laws or of unknown future rights or (B) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to federal or state securities laws.

Comstock Holding Companies, Inc.

May 23, 2014

No opinion may be implied or inferred beyond the opinions expressly stated in the numbered paragraphs above. Our opinions expressed herein are as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinions expressed herein.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the Prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

ALSTON & BIRD LLP

By:	/s/ David A. Brown
David A. Brown
A Partner